Exhibit 99.1

News Release

Standard Pacific Corp. Reports 2009 Third Quarter Results

IRVINE, CALIFORNIA, October 29, 2009.  Standard Pacific Corp. (NYSE:SPF) today announced operating results for its third quarter ended September 30, 2009.  Homebuilding revenues for the 2009 third quarter were $327.4 million (including $57.5 million in land sale revenues), down 18% from $400.3 million last year.  The Company generated a net loss of $23.8 million, or $0.10 per diluted share, versus a net loss of $369.9 million, or $2.54 per diluted share, for the year earlier period.  The 2009 third quarter results included asset impairment charges of $7.8 million, which related primarily to the sale of a podium building and land, versus $368.4 million in impairments in the prior year period.  The 2009 third quarter results also included $10.1 million in debt and other restructuring charges and a $9.3 million charge related to the deferred tax asset generated during the quarter.  Excluding asset impairment and restructuring charges, the Company generated a 2009 third quarter net loss of approximately $3.6 million*, or $0.01 per diluted share.*

During the quarter, the Company generated $112.6 million of cash flows from operations, driven primarily from a $104.0 million decrease in inventories (including $56.2 million related to the sale of a podium building and land).  The Company ended the quarter with $806.8 million of homebuilding cash (including $283.3 million of restricted cash, $257.6 million of which was held in escrow related to the issuance of $280 million of 10¾% senior notes due 2016).  On October 9, 2009, the Company completed a refinancing transaction pursuant to which it utilized the $257.6 million of net proceeds from the issuance of the 10¾% senior notes due 2016 and cash on hand to repurchase approximately $133.4 million, $122.0 million and $3.4 million of senior notes due 2010, 2011 and 2013, respectively.  The Company also exchanged $32.8 million of its 2012 senior subordinated convertible notes during the quarter for approximately 7.6 million shares of common stock at an effective price of $4.30 per share.  Finally, the Company repaid the remaining $37.1 million balance on its Term Loan A credit facility, the $22.9 million balance on its revolving credit facility, $51.3 million of other indebtedness and assumed $52.1 million of joint venture recourse debt during the quarter.  In connection with these financing transactions, the Company recorded an $8.8 million non-cash loss on the early extinguishment of debt.

As a result of these transactions, the Company reduced the amount of senior notes, revolving credit facility and Term Loan A indebtedness that was scheduled to mature before 2013 from $528 million to $180 million ($15 million in 2010, $49 million in 2011 and $116 million in 2012).  Since just prior to the closing of the MatlinPatterson transaction in June 2008, the Company has reduced the principal amount of its total homebuilding and joint venture recourse debt by over $725 million from $2.0 billion to $1.27 billion and has reduced the amount of homebuilding and joint venture recourse debt maturing prior to 2013 from $1.33 billion to $322 million (including $180 million of senior notes, $97 million of project specific debt and $45 million of joint venture recourse debt related to three joint ventures).

Ken Campbell, the Company’s President and CEO stated, “With over $500 million of cash in the bank, anticipated near-term positive cash flows from operations and the significant reduction in the amount of our debt that is scheduled to mature in the next three years, we believe we have ample liquidity to acquire land assets to support our growth when the upturn in the housing market occurs.”

Mr. Campbell continued, “Holding our gross margins at 18% and our SG&A rate at 15% during the quarter is not great performance, but gives a good indication of the margins built into our inventory and positions us reasonably well for significant improvements in profitability with only small improvements in the housing market.”

Homebuilding Operations

The Company generated a homebuilding pretax loss for the 2009 third quarter of $24.8 million compared to a pretax loss of $389.4 million in the year earlier period.  The Company’s homebuilding pretax loss for the 2009 third quarter included $7.8 million of asset impairment charges, $8.8 million of loss on early extinguishment of debt and $1.6 million in restructuring charges.  The decrease in pretax loss was primarily the result of a $360.5 million decrease in impairment charges and a $33.2 million decrease in the Company’s SG&A expenses.  These changes were partially offset by a $9.3 million reduction in gross margin (excluding impairments), an $8.7 million increase in non-capitalized interest expense and a $7.0 million increase in loss on early extinguishment of debt.

Homebuilding revenues decreased 18% to $327.4 million during the 2009 third quarter primarily due to a 25% decrease in new home deliveries to 893 homes and a 9% decline in consolidated average home price to $302,000.  These decreases were offset in part by a $52.1 million increase in land sale revenues in the 2009 third quarter.  The Company’s average home price was flat with the 2009 second quarter at $302,000 and was slightly positive on a same community basis.

The Company’s homebuilding gross margin (including land sales) for the 2009 third quarter was 13.0% compared to a negative 51.9% in the prior year period.  The 2009 third quarter gross margin included $7.7 million in inventory impairment charges, which were included in cost of land sales and related to the sale of a podium building in Southern California and a land sale in Florida.  Excluding land sales and the related inventory impairment charges, the Company’s 2009 third quarter gross margin from home sales would have been 18.6%* versus 14.1%* for the 2008 third quarter.  The 450 basis point increase in the year-over-year adjusted gross margin was driven primarily by higher margins in California and lower direct construction costs as a result of value engineering and the rebidding of contracts.

The Company’s 2009 third quarter selling, general and administrative (“SG&A”) expenses (including Corporate G&A) decreased $33.2 million, or 43%, from the year earlier period resulting in an SG&A rate of 13.3% versus 19.2% in the prior year period.  The Company’s 2009 third quarter results included approximately $1.5 million in homebuilding restructuring charges related to severance and lease terminations, all of which was included in the Company’s SG&A expenses.  Excluding land sale revenues and restructuring charges, the Company’s 2009 third quarter SG&A rate was 15.6%* versus 18.7%* for the 2008 third quarter despite a 32% decrease in home sale revenues.

Net new orders (excluding joint ventures and discontinued operations) for the 2009 third quarter decreased 3% from the 2008 third quarter to 893 new homes on a 28% decrease in the number of average active selling communities from the prior year period from 186 to 134.  The Company’s cancellation rate for the three months ended September 30, 2009 was 15%, down from 16% for the 2009 second quarter and 26% for the 2008 third quarter.  The Company’s monthly sales absorption rate for the 2009 third quarter was 2.2 per community, up from the prior year third quarter rate of 1.7 per community, but down from 2.7 per community for the 2009 second quarter.  The improvement in the Company’s sales absorption rate during the quarter as compared to the 2008 third quarter was due to increases in most of its markets on a per community basis with absorption rates relatively better in California, Arizona and Florida.

The dollar value of the Company’s backlog (excluding joint ventures) decreased 17% to $329.7 million, or 995 homes, as compared to the 2008 third quarter value, but was up 7% from the 2009 second quarter backlog value.

Earnings Conference Call

A conference call to discuss the Company’s 2009 third quarter will be held at 1:00 p.m. Eastern Time Friday, October 30, 2009.  The call will be broadcast live over the Internet and can be accessed through the Company’s website at http://standardpacifichomes.com/ir.  The call will also be accessible via telephone by dialing (888) 213-3752 (domestic) or (913) 981-5510 (international); Passcode: 5369884.  The entire audio transmission with the synchronized slide presentation will be available on our website for replay within 2 to 3 hours following the live broadcast, and can be accessed by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international); Passcode: 5369884.

About Standard Pacific

Standard Pacific, one of the nation’s largest homebuilders, has built more than 108,000 homes during its 43-year history.  The Company constructs homes within a wide range of price and size targeting a broad range of homebuyers.  Standard Pacific operates in many of the largest housing markets in the country with operations in major metropolitan areas in California, Florida, Arizona, the Carolinas, Texas, Colorado and Nevada.  The Company provides mortgage financing and title services to its homebuyers through Standard Pacific Mortgage and SPH Title.  For more information about the Company and its new home developments, please visit our website at: www.standardpacifichomes.com.

This news release contains forward-looking statements  These statements include but are not limited to statements regarding: trends in new home orders, deliveries, average home price and backlog; anticipated cash flows and future profitability; the sufficiency of our liquidity to support growth; and the future condition of the housing market.  Forward-looking statements are based on our current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements.  Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of the Company’s control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied.  Such factors include but are not limited to:  local and general economic and market conditions, including consumer confidence, employment rates, interest rates, the cost and availability of mortgage financing, and stock market, home and land valuations; the impact on economic conditions of terrorist attacks or the outbreak or escalation of armed conflict involving the United States; the cost and availability of suitable undeveloped land, building materials and labor; the cost and availability of construction financing and corporate debt and equity capital; our significant amount of debt and the impact of restrictive covenants in our credit agreements, public notes, and private term loans and our ability to comply with their covenants and repay such debt as it comes due; a negative change in our credit rating or outlook; the demand for and affordability of single-family homes; the supply of housing for sale; cancellations of purchase contracts by homebuyers; the cyclical and competitive nature of the Company’s business; governmental regulation, including the impact of "slow growth" or similar initiatives; delays in the land entitlement process, development, construction, or the opening of new home communities; adverse weather conditions and natural disasters; environmental matters; risks relating to the Company’s mortgage banking operations; future business decisions and the Company’s ability to successfully implement the Company’s operational and other strategies; litigation and warranty claims; and other risks discussed in the Company’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2008 and subsequent Quarterly Reports on Form 10-Q.  The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements.  The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release.  No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Contact:
John Stephens, SVP & CFO (949) 789-1641, jstephens@stanpac.com or
Lloyd McKibbin, SVP & Treasurer (949) 789-1603, lmckibbin@stanpac.com.

*Please see “Reconciliation of Non-GAAP Financial Measures” on page 8.

###
(Note: Tables follow)

 KEY STATISTICS AND FINANCIAL DATA**

	As of or For the Three Months Ended
			% or		% or
	September 30,	September 30,	Percentage	June 30,	Percentage
	2009	2008	Change	2009	Change
	(Dollars in thousands, except average selling price)
Operating Data:
Deliveries (1)	893	1,188	(25%)	942	(5%)
Average selling price (1)	$302,000	$332,000	(9%)	$302,000	0%
Homebuilding revenues	$327,411	$400,340	(18%)	$289,672	13%
Gross margin %	13.0%	(51.9%)	64.9%	13.5%	(0.5%)
Gross margin % from home sales (excluding impairments)*	18.6%	14.1%	4.5%	18.5%	0.1%
Impairments and write-offs	$7,814	$368,354	(98%)	$21,270	(63%)
Restructuring charges	$1,315	$4,181	(69%)	$5,504	(76%)
SG&A %	13.3%	19.2%	(5.9%)	15.9%	(2.6%)
SG&A % (excluding restructuring charges and land sales)*	15.6%	18.7%	(3.1%)	14.6%	1.0%

Net new orders (1)	893	921	(3%)	1,169	(24%)
Monthly sales absorption rate per community (1)	2.2	1.7	29%	2.7	(19%)
Cancellation rate (1)	15%	26%	(11%)	16%	(1%)
Average active selling communities (1)	134	186	(28%)	144	(7%)
Backlog (homes) (1)	995	1,248	(20%)	982	1%
Backlog (dollar value) (1)	$329,661	$395,657	(17%)	$308,540	7%

Cash flows (uses) from operating activities	$112,572	$31,933	253%	$68,595	64%
Cash flows (uses) from investing activities	$(9,241)	$(11,111)	(17%)	$(10,128)	(9%)
Cash flows (uses) from financing activities	$(147,732)	$116,719	(227%)	$(32,681)	352%
Land purchases	$21,595	$9,267	133%	$7,857	175%
Adjusted Homebuilding EBITDA (2)	$31,749	$13,126	142%	$32,963	(4%)
Homebuilding interest incurred	$26,218	$34,428	(24%)	$26,797	(2%)
Homebuilding interest capitalized to inventories owned	$12,836	$28,890	(56%)	$14,106	(9%)
Homebuilding interest capitalized to investments
in unconsolidated joint ventures	$749	$1,600	(53%)	$956	(22%)

	As of
	September 30, 2009	June 30, 2009	% or Percentage Change	December 31, 2008	% or Percentage Change
	(Dollars in thousands, except per share amounts)
Balance Sheet Data:
Homebuilding cash (including restricted cash)	$806,766	$573,038	41%	$626,379	29%
Inventories owned	$1,074,153	$1,115,556	(4%)	$1,262,521	(15%)
Building sites owned or controlled	20,020	22,012	(9%)	24,136	(17%)
Homes under construction (1)	1,106	1,041	6%	1,326	(17%)
Completed specs (excluding podium projects) (1)	163	258	(37%)	589	(72%)
Completed specs - podium projects (1)	193	193	0%	-	-
Deferred tax asset valuation allowance	$691,464	$682,186	1%	$654,107	6%
Homebuilding debt	$1,451,336	$1,275,300	14%	$1,486,437	(2%)
Joint venture recourse debt	$45,189	$112,141	(60%)	$173,894	(74%)
Stockholders' equity	$349,591	$346,512	1%	$407,941	(14%)
Stockholders' equity per share (including as-converted
preferred stock) (3)	$1.40	$1.44	(3%)	$1.70	(18%)
Total debt to book capitalization (4)	81.0%	79.3%	1.7%	79.2%	1.8%
Adjusted net homebuilding debt to book capitalization (5)	65.0%	67.1%	(2.1%)	68.0%	(3.0%)

  *Please see “Reconciliation of Non-GAAP Financial Measures” on page 8.
**Please see “Notes to Key Statistics and Financial Data” beginning on page 9.

STANDARD PACIFIC CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(2008 as Adjusted(1))

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(Dollars in thousands, except per share amounts)
Homebuilding:
Home sale revenues	$269,873	$394,942	$760,312	$1,145,608
Land sale revenues	57,538	5,398	66,306	13,609
Total revenues	327,411	400,340	826,618	1,159,217
Cost of home sales	(219,641)	(548,622)	(661,211)	(1,462,654)
Cost of land sales	(65,147)	(59,375)	(75,578)	(97,704)
Total cost of sales	(284,788)	(607,997)	(736,789)	(1,560,358)
Gross margin	42,623	(207,657)	89,829	(401,141)
Gross margin %	13.0%	(51.9%)	10.9%	(34.6%)
Selling, general and administrative expenses	(43,695)	(76,894)	(142,100)	(235,473)
Loss from unconsolidated joint ventures	(1,960)	(91,937)	(4,449)	(130,322)
Interest expense	(12,633)	(3,938)	(35,409)	(3,938)
Loss on early extinguishment of debt	(8,824)	(1,841)	(3,457)	(11,339)
Other income (expense)	(305)	(7,100)	(1,309)	(10,145)
Homebuilding pretax loss	(24,794)	(389,367)	(96,895)	(792,358)
Financial Services:
Revenues	3,762	2,492	10,095	10,897
Expenses	(2,753)	(3,106)	(9,009)	(11,063)
Income from unconsolidated joint ventures	-	284	119	659
Other income	19	17	108	128
Financial services pretax income (loss)	1,028	(313)	1,313	621
Loss from continuing operations before income taxes	(23,766)	(389,680)	(95,582)	(791,737)
(Provision) benefit for income taxes	(33)	19,840	(298)	(42,030)
Loss from continuing operations	(23,799)	(369,840)	(95,880)	(833,767)
Loss from discontinued operations, net of income taxes	(45)	(69)	(569)	(2,005)
Net loss	(23,844)	(369,909)	(96,449)	(835,772)
Less: Net loss allocated to preferred stockholders	14,500	165,213	59,022	188,354
Net loss available to common stockholders	$(9,344)	$(204,696)	$(37,427)	$(647,418)

Basic loss per share:
Continuing operations	$(0.10)	$(2.54)	$(0.40)	$(8.59)
Discontinued operations	-	-	-	(0.02)
Basic loss per share	$(0.10)	$(2.54)	$(0.40)	$(8.61)

Diluted loss per share:
Continuing operations	$(0.10)	$(2.54)	$(0.40)	$(8.59)
Discontinued operations	-	-	-	(0.02)
Diluted loss per share	$(0.10)	$(2.54)	$(0.40)	$(8.61)

Weighted average common shares outstanding:
Basic	95,250,351	80,681,394	93,731,253	75,155,044
Diluted	243,063,137	145,800,364	241,544,039	97,019,962

        __________________
(1)
Certain 2008 amounts have been retroactively adjusted to reflect the adoption of APB No. 14-1, “Accounting for Convertible Debt Instruments That May be Settled in Cash upon Conversion (Including Partial Cash Settlement).”

STANDARD PACIFIC CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)
(2008 as Adjusted(1))

	September 30,	December 31,
	2009	2008
ASSETS	(unaudited)
Homebuilding:
Cash and equivalents	$523,474	$622,157
Restricted cash	283,292	4,222
Trade and other receivables	17,677	21,008
Inventories:
Owned	1,074,153	1,262,521
Not owned	33,389	42,742
Investments in unconsolidated joint ventures	38,548	50,468
Deferred income taxes	10,383	14,122
Other assets	21,263	145,567
	2,002,179	2,162,807
Financial Services:
Cash and equivalents	6,524	3,681
Restricted cash	2,295	4,295
Mortgage loans held for sale	42,625	63,960
Mortgage loans held for investment	10,734	11,736
Other assets	4,373	4,792
	66,551	88,464
Assets of discontinued operations	159	1,217
Total Assets	$2,068,889	$2,252,488

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$22,928	$40,225
Accrued liabilities	179,473	216,418
Liabilities from inventories not owned	22,440	24,929
Revolving credit facility	-	47,500
Secured project debt and other notes payable	96,816	111,214
Senior notes payable	1,251,193	1,204,501
Senior subordinated notes payable	103,327	123,222
	1,676,177	1,768,009
Financial Services:
Accounts payable and other liabilities	1,731	3,657
Mortgage credit facilities	38,798	63,655
	40,529	67,312
Liabilities of discontinued operations	854	1,331
Total Liabilities	1,717,560	1,836,652

Equity:
Stockholders' Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; 450,829 shares issued and outstanding
at September 30, 2009 and December 31, 2008, respectively	5	5
Common stock, $0.01 par value; 600,000,000 shares authorized; 105,119,880 and 100,624,350 shares
issued and outstanding at September 30, 2009 and December 31, 2008, respectively	1,051	1,006
Additional paid-in capital	1,028,624	996,492
Accumulated deficit	(663,291)	(566,842)
Accumulated other comprehensive loss, net of tax	(16,798)	(22,720)
Total Stockholders' Equity	349,591	407,941
Noncontrolling Interests	1,738	7,895
Total Equity	351,329	415,836
Total Liabilities and Equity	$2,068,889	$2,252,488
          __________________
(1)
Certain 2008 amounts have been retroactively adjusted to reflect the adoption of APB No. 14-1, “Accounting for Convertible Debt Instruments That May be Settled in Cash upon Conversion (Including Partial Cash Settlement).”

REGIONAL OPERATING DATA

	Three Months Ended September 30,
	2009		2008
	Homes	Avg. Selling Price	Homes	Avg. Selling Price
New homes delivered:
California	347	$442,000	435	$482,000
Arizona	75	202,000	132	215,000
Texas (1)	82	269,000	165	291,000
Colorado	37	312,000	62	358,000
Nevada	5	226,000	22	278,000
Florida	235	181,000	220	206,000
Carolinas	112	216,000	152	233,000
Consolidated total	893	302,000	1,188	332,000
Unconsolidated joint ventures	15	548,000	66	578,000
Discontinued operations	1	130,000	14	176,000
Total (including joint ventures)	909	$306,000	1,268	$343,000

	Three Months Ended September 30,
	2009		2008
	Homes	Avg. Selling Communities	Homes	Avg. Selling Communities	% Change Same Store
Net new orders:
California	377	49	340	60	36%
Arizona	79	7	100	13	47%
Texas (1)	96	19	117	29	25%
Colorado	34	6	54	8	(16%)
Nevada	2	2	15	2	(87%)
Florida	189	28	168	45	81%
Carolinas	116	23	127	29	15%
Consolidated total	893	134	921	186	35%
Unconsolidated joint ventures	28	5	49	11	26%
Discontinued operations	1	-	8	-	-
Total (including joint ventures)	922	139	978	197	34%

	At September 30,
	2009		2008
	Homes	Value	Homes	Value
Backlog ($ in thousands):
California	424	$190,185	384	$177,890
Arizona	102	21,815	140	30,413
Texas	137	42,849	219	64,950
Colorado	60	18,022	103	31,609
Nevada	1	213	14	3,408
Florida	161	31,457	261	57,880
Carolinas	110	25,120	127	29,507
Consolidated total	995	329,661	1,248	395,657
Unconsolidated joint ventures	22	10,722	49	35,443
Total (including joint ventures)	1,017	$340,383	1,297	$431,100

 __________________
(1)	Texas excludes the San Antonio division, which is classified as a discontinued operation.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The table set forth below reconciles the Company's earnings (loss) for the three months ended September 30, 2009 and 2008 to earnings (loss) excluding the after-tax impairment, restructuring, loss on early extinguishment of debt and deferred tax asset valuation charges:

	Three Months Ended September 30,
	2009	2008
	(Dollars in thousands, except per share amounts)

Net income (loss)	$(23,844)	$(369,909)
Add: Impairment charges, net of income taxes	4,774	225,064
Add: Restructuring charges, net of income taxes	804	2,555
Add: Loss on early extinguishment of debt, net of income taxes	5,391	1,125
Add: Deferred tax asset charge	9,278	134,088
Net income (loss), as adjusted	$(3,597)	$(7,077)

Diluted earnings (loss) per share	$(0.01)	$(0.05)
Diluted shares outstanding	243,063,137	145,800,364

The table set forth below reconciles the Company's homebuilding gross margin percentage and gross margin percentage from home sales for the three months ended September 30, 2009 and 2008, and June 30, 2009, excluding housing inventory impairment charges:

	Three Months Ended
	September 30, 2009	Gross Margin %	September 30, 2008	Gross Margin %	June 30, 2009	Gross Margin %
	(Dollars in thousands)

Homebuilding gross margin	$42,623	13.0%	$(207,657)	(51.9%)	$39,108	13.5%
Less: Land sale revenues	(57,538)		(5,398)		(5,466)
Add: Cost of land sales	65,147		59,375		5,696
Gross margin from home sales	50,232	18.6%	(153,680)	(38.9%)	39,338	13.8%
Add: Housing inventory impairment charges	-		209,228		13,129
Gross margin from home sales, as adjusted	$50,232	18.6%	$55,548	14.1%	$52,467	18.5%

The table set forth below reconciles the Company’s SG&A rate for the three months ended September 30, 2009 and 2008, and June 30, 2009 to the SG&A rate excluding restructuring charges and the SG&A rate excluding land sale revenues and restructuring charges:

Three Months Ended
September 30, 2009		SG&A% (excl. land sales)	September 30, 2008	SG&A% (excl. land sales)	June 30, 2009	SG&A% (excl. land sales)
(Dollars in thousands)

Selling, general and administrative expenses	$43,695	16.2%	$76,894	19.5%	$46,026	16.2%
Less: Restructuring charges	(1,495)	(0.6%)	(2,977)	(0.8%)	(4,650)	(1.6%)
Selling, general and administrative expenses,
excluding restructuring charges	$42,200	15.6%	$73,917	18.7%	$41,376	14.6%

__________________
We believe that the measures described above, which exclude the effect of impairment, tax valuation and restructuring charges, and loss on early extinguishment of debt, are useful to investors as they provide investors with a perspective on the underlying operating performance of the business by isolating the impact of charges related to impairments, tax valuation and restructuring charges, and loss on early extinguishment of debt.  However, it should be noted that such measures are not GAAP financial measures.  Due to the significance of the GAAP components excluded, such measures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.

NOTES TO KEY STATISTICS AND FINANCIAL DATA

(1)	Excludes unconsolidated joint ventures and discontinued operations.
(2)
Adjusted Homebuilding EBITDA means net income (loss) (plus cash distributions of income from unconsolidated joint ventures) before (a) income taxes, (b) homebuilding interest expense (c) expensing of previously capitalized interest included in cost of sales, (d) impairment charges, (e) (gain) loss on early extinguishment of debt (f) homebuilding depreciation and amortization, (g) amortization of stock-based compensation, (h) income (loss) from unconsolidated joint ventures and (i) income (loss) from financial services subsidiary.  Other companies may calculate Adjusted Homebuilding EBITDA (or similarly titled measures) differently.  We believe Adjusted Homebuilding EBITDA information is useful to investors as one measure of the Company’s ability to service debt and obtain financing.  However, it should be noted that Adjusted Homebuilding EBITDA is not a U.S. generally accepted accounting principles (“GAAP”) financial measure.  Due to the significance of the GAAP components excluded, Adjusted Homebuilding EBITDA should not be considered in isolation or as an alternative to net income, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.

For the three and twelve months ended September 30, 2009 and 2008, and three months ended June 30, 2009, EBITDA and Adjusted Homebuilding EBITDA from continuing and discontinued operations was calculated as follows:

	Three Months Ended			LTM Ended September 30,
	September 30, 2009	September 30, 2008	June 30, 2009	2009	2008
	(Dollars in thousands)

Net income (loss)	$(23,844)	$(369,909)	$(23,133)	$(494,292)	$(1,276,776)
Provision (benefit) for income taxes	-	(19,886)	-	(47,678)	55,883
Homebuilding interest amortized to cost of sales and interest expense	35,681	25,867	33,590	129,526	115,359
Homebuilding depreciation and amortization	672	1,438	711	3,356	6,931
Amortization of stock-based compensation	1,651	5,174	4,079	8,037	20,671
EBITDA	14,160	(357,316)	15,247	(401,051)	(1,077,932)
Add:
Cash distributions of income from unconsolidated joint ventures	-	229	326	1,530	1,402
Impairment charges	7,814	276,105	13,129	472,734	938,986
(Gain) loss on early extinguishment of debt	8,824	1,841	(176)	7,812	9,380
Less:
Income (loss) from unconsolidated joint ventures	(1,960)	(91,653)	(5,459)	(25,542)	(209,703)
Income (loss) from financial services subsidiary	1,009	(614)	1,022	1,180	374
Adjusted Homebuilding EBITDA	$31,749	$13,126	$32,963	$105,387	$81,165

The table set forth below reconciles net cash provided by (used in) operating activities, from continuing and discontinued operations, calculated and presented in accordance with GAAP, to Adjusted Homebuilding EBITDA:

	Three Months Ended			LTM Ended September 30,
	September 30, 2009	September 30, 2008	June 30, 2009	2009	2008
	(Dollars in thousands)

Net cash provided by (used in) operating activities	$112,572	$31,933	$68,595	$375,353	$545,946
Add:
Provision (benefit) for income taxes	-	(19,886)	-	(47,678)	55,883
Deferred tax valuation allowance	(9,278)	(134,088)	(8,913)	(162,280)	(529,185)
Homebuilding interest amortized to cost of sales and interest expense	35,681	25,867	33,590	133,420	115,359
Less:
Income (loss) from financial services subsidiary	1,009	(614)	1,022	1,180	374
Depreciation and amortization from financial services subsidiary	169	188	171	700	837
Loss on disposal of property and equipment	1	901	675	3,230	2,340
Net changes in operating assets and liabilities:
Trade and other receivables	(2,191)	1,442	(7,666)	(15,287)	(40,315)
Mortgage loans held for sale	(16,071)	14,446	8,854	(20,039)	(22,969)
Inventories-owned	(103,969)	(58,537)	(95,734)	(303,581)	(330,984)
Inventories-not owned	324	6,154	460	(5,715)	5,344
Deferred income taxes	9,277	124,936	8,913	169,218	206,136
Other assets	1,997	18,669	1,599	(94,995)	(4,624)
Accounts payable	(540)	1,264	10,336	42,877	50,535
Accrued liabilities	5,126	1,401	14,797	39,204	33,590
Adjusted Homebuilding EBITDA	$31,749	$13,126	$32,963	$105,387	$81,165

NOTES TO KEY STATISTICS AND FINANCIAL DATA (Continued)

(3)
The pro forma common shares outstanding include the as-converted Series B Preferred Stock.  In addition, this calculation excludes 3.9 million shares as of September 30, 2009, and 7.8 million shares as of June 30, 2009 and December 31, 2008, issued under a share lending agreement related to the Company’s 6% Convertible Senior Subordinated Notes issued on September 28, 2007.  During the 2009 third quarter, 3.9 million of the shares issued under the share lending agreement were returned to the Company.  The Company believes that the pro forma stockholders’ equity per common share information is useful to investors as a measure to determine the book value per common share after giving effect of the issuance of Preferred Shares assuming full conversion to common stock and excluding shares outstanding under the share lending agreement.  This is a non-GAAP financial measure and due to the significance of items adjusted and excluded from this calculation, such measure should not be considered in isolation or as an alternative to operating performance measures.  The following table reconciles actual common shares outstanding to pro forma common shares outstanding used to calculate pro forma stockholders’ equity per share:

	September 30, 2009		June 30, 2009		December 31, 2008

Actual common shares outstanding		105,119,880		101,110,072		100,624,350
Add: Conversion of Preferred shares to common shares		147,812,786		147,812,786		147,812,786
Less: Common shares outstanding under share lending facility		(3,919,904)		(7,839,809)		(7,839,809)
Pro forma common shares outstanding		249,012,762		241,083,049		240,597,327

Stockholders' equity (actual amounts rounded to nearest thousand)		$349,591,000		$346,512,000		$407,941,000
Divided by pro forma common shares outstanding	÷	249,012,762	÷	241,083,049	÷	240,597,327
Pro forma stockholders' equity per common share		$1.40		$1.44		$1.70

(4)
Total debt at September 30, 2009, June 30, 2009 and December 31, 2008 includes $38.8 million, $55.6 million and $63.7 million, respectively, of indebtedness of the Company’s financial services subsidiary.

(5)
Adjusted net homebuilding debt excludes indebtedness of the Company’s financial services subsidiary and additionally reflects the offset of cash and equivalents in excess of $5 million.  We believe that the adjusted net homebuilding debt to total book capitalization ratio is useful to investors as a measure of the Company’s ability to obtain financing.  This is a non-GAAP ratio and other companies may calculate this ratio differently.  For purposes of the ratio of adjusted net homebuilding debt to total book capitalization, total book capitalization is adjusted net homebuilding debt plus stockholders’ equity.  Adjusted net homebuilding debt is calculated as follows:

	September 30,	June 30,	December 31,
	2009	2009	2008
	(Dollars in thousands)

Total consolidated debt	$1,490,134	$1,330,940	$1,550,092
Less:
Financial services indebtedness	(38,798)	(55,640)	(63,655)
Homebuilding cash in excess of $5 million	(801,766)	(568,038)	(621,386)
Adjusted net homebuilding debt	$649,570	$707,262	$865,051